EXHIBIT 10.31

AMENDED AND RESTATED RENEWAL REVOLVING NOTE

Amount: $10,000,000.00	Date: January 15, 2008
Chicago, Illinois

                On or before June 30, 2008 (the “Maturity Date”), the undersigned, BRAD FOOTE GEAR WORKS, INC., f/k/a BFG Acquisition Corp., an Illinois corporation (the “Borrower”), with its chief executive office located at 1309 S. Cicero Avenue, Cicero, Illinois 60804, for value received, hereby promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION f/k/a LaSalle National Bank f/k/a LaSalle Bank NI, a national banking association (collectively, together with any holder hereof, the “Bank”), at the Bank’s main offices at 135 South LaSalle Street, Chicago, Illinois 60603, or such other address hereafter designated by the Bank in writing, the principal sum of Ten Million and 00/100 ($10,000,000.00) Dollars (U.S.), or if less, the aggregate unpaid principal amount of all advances (“Advances”) made by the Bank to the Borrower under this Note, plus all accrued and unpaid interest calculated and payable at the applicable rates and in the manner described below.  Except as otherwise specifically provided herein and subject to the terms and conditions set forth in the Loan Agreement (as hereinafter defined), amounts borrowed hereunder may be repaid and reborrowed at any time and from time to time until the Maturity Date.

                The outstanding principal balance of each Advance under this Note shall bear interest, at the Borrower’s option to be selected in the manner hereinafter set forth, at the Base Rate (as hereinafter defined) or “Adjusted LIBOR” (as hereinafter defined).  Interest accruing on Advances bearing interest at the Base Rate shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.  Interest accruing on Advances bearing interest at Adjusted LIBOR shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed from the first day of the applicable Interest Period (as hereinafter defined) but not including the last day thereof.

                Any amount of principal which is not paid when due, whether at the stated maturity, by acceleration, or otherwise, shall bear interest payable on demand at a fluctuating interest rate per annum equal at all times to the Base Rate plus three percent (the “Default Rate”).  In addition, a late charge equal to three percent (3%) of each late payment may be charged on any payment not received by the Bank within five (5) calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default or Event of Default.

                Borrower hereby confirms that as of the execution date of this Note that the outstanding principal balance of this Note shall bear interest at the Base Rate unless and until Borrower exercises its option to select the Adjusted LIBOR rate option hereinabove described.  Borrower furthers acknowledges and agrees that if no interest rate option is selected by Borrower for any one or more Advances for any applicable period during the term of this Note, such Advance(s) shall bear interest at the Base Rate.

                Interest on the unpaid balance of each outstanding Advance bearing interest at the Base Rate shall be payable monthly on the last Banking Day of each month.

                The term “Base Rate” shall mean the “Prime Rate” minus one hundred (100) basis points.  The term “Prime Rate” at any time means the rate of interest in effect from time to time as set by the Bank and called its Prime Rate.  The effective date of any change in the Prime Rate shall for purposes hereof be the date the rate is changed by the Bank.  The Bank shall not be obligated to give notice of any change in the Prime Rate.  It is expressly agreed that the use of the term “Prime Rate” is not intended nor does it imply that said rate of interest is a preferred rate of interest or one which is offered by the Bank to its most creditworthy customers.

                At any time and from time to time, the Borrower may identify no more than five (5) portions of the outstanding principal balance of this Note (each such portion herein, a “LIBOR Loan”) which will bear interest at “Adjusted LIBOR”.  Each LIBOR Loan must equal a minimum of $250,000.00, or if greater, in integral multiples of $50,000.00.  “Adjusted LIBOR” means a rate of interest equal to one and three-quarters percent (1.75%) per annum in excess of the per annum rate of interest at which U.S. dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant “Interest Period” (as hereinafter defined) are offered generally to the Bank in the London Interbank Eurodollar market at 11.00 a.m. (London time) two Banking Days prior to the commencement of each Interest Period, as displayed in the Bloomberg Financial Markets system, or other authoritative source selected by the Bank in its sole discretion, divided by a number determined by subtracting from 1.00 the maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency liabilities, such rate to remain fixed for such Interest Period.  “Interest Period” shall mean successive 30 day periods as selected from time to time by the Borrower by written notice given to the Bank not less than three Banking Days prior to the first day of each respective Interest Period; provided that:  (i) each such 30 day period occurring after such initial period shall commence on the day on which the next preceding period expires; (ii) the final Interest Period shall be such that its expiration occurs on or before the Maturity Date; (iii) at any time any Interest Period expires less than 30 days before the Maturity Date, then for the period commencing on such expiration date and ending on the Maturity Date, such LIBOR Loan shall convert to a loan bearing interest at the Base Rate; (iv) any Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate subsequent calendar month; and (v) each Interest Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day, or, if such next succeeding Banking Day falls in the next succeeding calendar month, on the next preceding Banking Day.  Interest on each LIBOR Loan shall be payable on the last Banking Day of each Interest Period, at maturity, after maturity on demand, and on the date of any payment hereon on the amount paid.  The Borrower hereby further promises to pay to the order of the Bank, on demand, interest on the unpaid principal amount of each LIBOR Loan after maturity (whether by acceleration or otherwise) at the Default Rate.  As used herein, “Banking Day(s)” shall mean each and all days other than a Saturday, Sunday or a legal holiday on which national banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

                The Bank’s determination of Adjusted LIBOR as provided above shall be conclusive, absent manifest error.  Furthermore, if the Bank determines, in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any Interest Period that:  (a) U.S. dollar deposits of sufficient amount and maturity for funding any LIBOR Loan are not available to the Bank in the London Interbank Eurodollar market in the ordinary course of business, or (b) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the relevant LIBOR Loan, the Bank shall promptly notify the Borrower and such LIBOR Loan shall automatically convert on the last day of its then-current Interest Period to a loan bearing interest at the Base Rate.

                If, after the date hereof, the introduction of, or any change in, any applicable law, treaty, rule, regulation, or guideline, or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office (a “Regulatory Change”) shall, in the opinion of counsel to the Bank, make it unlawful or impossible for the Bank to make or maintain any LIBOR Loan evidenced hereby, then the Bank shall promptly notify the Borrower and such LIBOR Loan shall automatically convert on the last day of its then-current Interest Period (or earlier if required by such Regulatory Change) to a loan bearing interest at the Base Rate.

                If, for any reason, any LIBOR Loan is paid prior to the last Banking Day of its then-current Interest Period, the Borrower agrees to indemnify the Bank against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Bank as a result of such prepayment.

                If any Regulatory Change (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, the Bank; (b) subject the Bank or any LIBOR Loan to any tax, duty, charge, stamp tax or fee or change in the basis of taxation of payments to the Bank of principal or interest due from the Borrower to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or (c) impose on the Bank any other condition regarding such LIBOR Loan or the Bank’s funding thereof, and the Bank shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Bank of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest received by the Bank hereunder, then the Borrower shall pay to the Bank, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount.

                The amount and date of each Advance, its applicable interest rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to repay Bank the amount of any Advances, all accrued and unpaid interest thereon, and all other amounts payable by Borrower to Bank under or pursuant to this Note.

                Unless otherwise agreed, all payments shall be first applied to accrued interest to the date of payment, then to unpaid principal, and any remaining amount toward Bank’s costs and expenses incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

                This Note is issued pursuant to, is entitled to the benefits of, and is secured by, among other documents, the Loan and Security Agreement dated as of January 17, 1997 between the Bank and the Borrower (such agreement, as amended, restated, supplemented or otherwise modified from time to time hereafter, the “Loan Agreement”), to which reference is hereby made for a more complete statement of the terms and conditions under which the revolving loan evidenced hereby is made, and the terms and conditions governing the collateral security for the obligations of the Borrower hereunder.  Capitalized terms used in this Note without definition shall have the meaning set forth in the Loan Agreement.

                This Note evidences an amendment and restatement of, increase to, and replacement and substitution for, that certain $8,000,000.00 revolving loan extended by the Bank to Borrower previously evidenced by Borrower’s Renewal Revolving Note dated November 1, 2007 in the principal sum of $8,000,000.00 (the “Prior Note”).  The outstanding indebtedness evidenced by the Prior Note is continuing indebtedness evidenced hereby, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Prior Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

                If any Event of Default shall occur, then this Note and all other Indebtedness, at the option of the Bank, shall immediately become due and payable, without notice or demand on the Borrower, together with all expenses, costs and attorneys’ fees incurred or expended by the Bank in enforcing its rights hereunder which shall become additional indebtedness immediately due and payable hereon, and the Bank may exercise any of the remedies provided by the Loan Agreement, or any other document securing this Note, or under the Illinois Uniform Commercial Code or other applicable law.

                The Bank may, at any time or times hereafter, after an Event of Default shall occur, appropriate and apply toward the payment of this Note any moneys, credits, deposits, checks, accounts, drafts, securities, certificates of deposit or other property belonging to the Borrower, in the possession of or under the control of the Bank, as well as any indebtedness of the Bank to the Borrower, then due or to become due.

                Borrower hereby waives presentment, demand, notice of dishonor and all other notices and demands in connection with the enforcement of the Bank’s rights hereunder.  Any failure of the Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time.

                The Borrower hereby authorizes the Bank to rely upon the telephonic or written instructions of any person identifying himself or herself as an officer or employee designated by the Borrower from time to time in any schedule or certificate, which schedule or certificate shall become effective when received by Bank, and upon any signature which it believes to be genuine, and the Borrower shall be bound thereby in the same manner as if such person were actually authorized or such signature were genuine.  The Borrower also agrees to indemnify the Bank and hold it harmless from any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) which may arise or be created by the acceptance of instructions for making Advances hereunder, and to pay all legal and other costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Bank in obtaining payment of the amounts payable by the Borrower.  The Bank will perform a verification as to validity of signatures under its normal established procedures.

                Borrower agrees to reimburse the holder or owner of this Note upon demand for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorney’s fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.  Any amounts payable with respect to the loan evidenced by this Note which shall not be paid when due, including, without limitation, principal, interest and the aforesaid costs and expenses, shall bear interest at the Default Rate from the date payable until the date they are paid in full.

                Borrower hereby represents that the principal amount of the loan (including all Advances hereafter made hereunder) is a business loan, that the proceeds thereof shall be used for business purposes only and that the same is exempt from limitations upon lawful interest, pursuant to the terms of Section 205/4 of Chapter 815 of the Illinois Compiled Statutes.

                This Note may not be amended, modified or changed nor shall any waiver of any of the provisions hereof be effective, except only by an instrument in writing, signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

                No reference herein to the Loan Agreement, and no provision of this Note, the Loan Agreement, or any of the other Loan Documents, shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                The provisions of this Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of and extend to the Bank and any holder hereof.

                THIS NOTE HAS BEEN EXECUTED AND DELIVERED TO BANK AND ACCEPTED BY BANK IN THE STATE OF ILLINOIS, IN WHICH STATE IT SHALL BE PERFORMED BY BORROWER.  THIS NOTE SHALL, IN ALL RESPECTS, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS, INCLUDING ALL MATTERS OF INTERPRETATION, ENFORCEMENT, CONSTRUCTION, VALIDITY, PERFORMANCE AND EFFECT.

                EXCEPT AS PROVIDED IN THE FOLLOWING PARAGRAPH, THE BANK AND BORROWER AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF,

CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS.  BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                BORROWER AGREES THAT THE BANK SHALL HAVE THE RIGHT TO PROCEED AGAINST BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION NECESSARY TO ENABLE THE BANK TO OBTAIN A JUDGMENT AGAINST THE BORROWER OR TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE INDEBTEDNESS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE BANK.  BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE BANK HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH.

                BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE BANK AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE.  INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                Bank hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.  L. 107-56, signed into law October 26, 2001) (the “Act”), and Bank’s policies and practices, Bank is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Bank to identify Borrower in accordance with the Act.  In addition, Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls Borrower or any subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of this Note to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

[signature page follows]

                IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the date first above written.

BRAD FOOTE GEAR WORKS, INC.

		By:	/s/ J. Cameron Drecoll
J. Cameron Drecoll
		Title:	President

Attest:

By:	/s/ Joan M. Drecoll
Joan M. Drecoll
Title:	Secretary